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                                                                    EXHIBIT 10.3

                            MASTER SECURITY AGREEMENT


               THIS MASTER SECURITY AGREEMENT (this "Agreement") is dated as of May 5, 1995 and entered into by and between Phase Metrics, Inc. ("Debtor"), and KOMAG, INCORPORATED, a Delaware corporation ("Komag").

               WHEREAS, Debtor and Komag have entered into, and will enter into, from time to time, an agreement (each such agreement, a "Purchase Agreement" and, together with any other documents executed in connection therewith, referred to collectively as the "Purchase Documents"), pursuant to which Komag has agreed or will agree to provide Debtor with certain financing with respect to such Purchase Documents to enable Debtor to purchase raw materials and other goods for manufacture, fabrication and assembly to be sold to Komag under such Purchase Documents.

               WHEREAS, in order to induce Komag to enter into each of the Purchase Documents and to provide the Debtor with the benefits thereunder, Debtor has agreed to enter into this Agreement and to grant to Komag the security interest in the Applicable Collateral (described below) with respect to such Purchase Documents.

               NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

               1. Grant of Security. With respect to each of the Purchase Documents entered into by Komag and Debtor from time to time, as security for all of Debtor's obligations to Komag under this Agreement and each of such Purchase Documents, Debtor hereby transfers and grants to Komag a security interest (the "Applicable Security Interest") in all of the following property, wherever located, whether now owned or hereafter acquired or arising (the "Applicable Collateral"): (a) all inventory acquired, created, developed or assembled with funds advanced by Komag to Debtor pursuant to such Purchase Documents, including all such inventory held for sale or lease, all raw materials, work in process and finished goods and materials in each case relating to goods purchased by Komag under such Purchase Documents and all additions and accessions to any of the foregoing (collectively, the "Applicable Pledged Inventory"); (b) all documents of title, bills of lading, warehouse receipts and other documents in respect of the Applicable Pledged Inventory; (c) any and all funds received as advance deposits and any other funds received for a particular purchase order prior to the delivery of the purchased inventory covered in such purchase order from time to time by the Debtor from Komag pursuant to the terms of such Purchase Documents (the "Applicable Deposits") and the deposit account into which the Applicable Deposits are deposited ("Komag Deposit Account"); and (d) all proceeds of any of the Applicable Collateral. The Debtor shall release the Applicable Deposits from the Komag Deposit Account in a manner that complies with its Purchase Documents and the Debtor shall only deposit the Applicable Deposits and no other amounts into the Komag Deposit Account.




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               2. Representations and Warranties. Debtor represents and warrants that Debtor has the right to grant each Applicable Security Interest and, except as already obtained or given, no authorization from, consent of or notice to any other person or entity (including stockholders, partners or creditors), and no authorization, consent, approval or other action by or notice to or filing with any governmental authority, is required either for the grant of such Applicable Security Interest hereunder or the execution, delivery or performance of this Agreement by Debtor.

               3. Covenants. Debtor agrees (a) to take all action and execute such documents and financing statements that may be necessary, or that Komag may reasonably request, in order to perfect and protect each Applicable Security Interest and its priority, and to enable Komag to exercise and enforce its rights and remedies hereunder, and not to bring or prosecute any infringement or other action that hinders or prevents such exercise and enforcement; (b) upon request, to confirm Debtor's compliance with the terms hereof; (c) other than to Komag, not to surrender or lose possession of any of the Applicable Collateral without prior written consent of Komag (except in connection with performing Debtor's obligations under the applicable Purchase Documents), or sell, rent or transfer (by operation of law or otherwise) any of the Applicable Collateral or any right or interest therein; (d) to give Komag prior written notice before removing any of the Applicable Collateral from the locations described below or changing its chief executive office outside of California or name (except in connection with performing Debtor's obligations under the applicable Purchase Documents); and (e) to note in Debtor's books and records the serial number of each chassis and, as appropriate, Komag's Applicable Security Interest therein.

               4. Events of Default. Each of the following shall constitute an "Event of Default" hereunder: (a) any material breach or default by Debtor in the performance or observance of any provision of this Agreement, or any Purchase Documents not cured within 10 days after the occurrence of such breach or default; (b) the entry or filing of any judgment, writ, warrant of attachment, execution or similar process against any of the Applicable Collateral; or (c) Debtor shall commence a voluntary case or other proceeding (or an involuntary case or proceeding shall be commenced against Debtor (which involuntary case or proceeding shall remain undismissed and unstayed for a period of 60 days)) seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or other similar law or seeking the appointment of a trustee, receiver, custodian or other similar official of it or any substantial part of its property, or Debtor shall make a general assignment for the benefit of creditors, or Debtor shall fail generally to pay its debts as they become due.

               5. Remedies. If any Event of Default shall have occurred, all Applicable Deposits in the possession of Debtor shall be immediately returned to Komag, and Komag may exercise all the rights and remedies of a secured party under the California Uniform Commercial Code and all other available rights and remedies (all of which are cumulative). Debtor waives, to the fullest extent permitted by law, (a) any right of redemption with respect to the Applicable Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Applicable Collateral; (b) any right to require Komag (i) to

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proceed against any person, (ii) to exhaust any other collateral or security,
(iii) to pursue any remedy in Komag's power, or (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Applicable Collateral; and (c) all claims, damages, and demands against Komag arising out of the repossession, retention, sale or application of the proceeds of any sale of the Applicable Collateral.

               6. Costs and Expenses. Debtor agrees to pay or reimburse to Komag on demand all reasonable costs and expenses of Komag (including attorneys' fees) in connection with the enforcement of any Applicable Security Interest, the preservation, protection and realization upon any of the Applicable Collateral and any and all losses, costs and expenses sustained by Komag as a result of any failure by Debtor to perform and observe its obligations to Komag hereunder or under any Purchase Documents. Komag shall have no duty to exercise any of the rights, privileges or powers afforded to it.

               7. Successors; Governing Law. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by Komag and Debtor and their respective successors, transferees and assigns and shall be governed by the laws of the State of California.

               8. Amendments, Etc. This Agreement and each of the Purchase Documents contain the entire agreement of the parties with respect to the subject matter hereof and any amendment, waiver or consent hereof or thereof shall be in writing and signed by each of Komag and Debtor. No waiver or consent shall be effective except with respect to the specific instance and to the extent expressly provided.

               9. Certain Waivers. Debtor waives any right to require Komag to proceed against any guarantor or any other person or entity, to exhaust any portion of any Applicable Collateral or any other security, to pursue any remedy in Komag's power or to make or give any presentments, protests, demands for performance or notices of nonperformance, protests or dishonor.

               10. Notices. All notices and communications hereunder shall be in writing and shall be mailed or delivered to the respective addresses set forth below. All such notices and communications shall be effective upon the earlier date or receipt or 3 business days after deposit in the mail, first class, postage prepaid.

               11. Severability. If any term or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining terms and obligations, or of such terms or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               12. Counterparts. This Agreement may be executed in one or more counterparts.


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               13. Power of Attorney. Upon the reasonable request of Komag,
Debtor shall execute and cause to be filed any continuation statements or other financing statements necessary to continue the perfection and priority of the Applicable Security Interest in the Applicable Collateral. If Debtor fails to so execute and cause to be filed such financing statements, then to such extent Komag is hereby granted a power of attorney to execute and file such financing statements and continuation statements, which is coupled with an interest and irrevocable until such time as there are no obligations outstanding under this Agreement.

               14. Negative Pledge. Debtor hereby agrees not to execute any security agreement or grant any lien or security interest after the date hereof in the Applicable Collateral during the term of this Agreement; provided, however, that the grant of a security interest or lien in favor of Canadian Imperial Bank of Commerce as agent (the "Agent") for the lenders under the Credit Agreement dated as of March 15, 1995, as amended or modified from time to time or any lenders refinancing such Credit Agreement, shall not be deemed to violate this negative covenant even if it takes a security interest in all or any portion of the Applicable Collateral so long as any refinancing lender executes an intercreditor agreement on substantially the terms as the intercreditor agreement executed by Canadian Imperial Bank of Commerce as agent for the lenders (the "Intercreditor Agreement").

               15. Termination. This Agreement shall create a continuing security interest that shall only terminate as to any Applicable Security Interest upon delivery of the purchased products as defined in the Purchase Documents to which such Applicable Security Interest relates and the payment of amounts owing by Debtor under Section 6 hereof and of the Intercreditor Agreement. Upon such termination, Komag will, at the expense of Debtor, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence the termination of this Agreement as to such Applicable Security Agreement and the termination and release of such Applicable Security Interest.

DEBTOR WARRANTS THAT ITS CHIEF OFFICE IS LOCATED AT (AND NOTICES SHOULD BE DIRECTED TO) THE FOLLOWING ADDRESS:

3978 Sorrento Valley Blvd.
San Diego, California 95121

DEBTOR:                                  KOMAG:
PHASE METRICS, INC.                      KOMAG, INCORPORATED

By:  /s/  R. J. SAUNDERS                 By:
   ----------------------------              -----------------------------------
Title:  Vice President                   Title:
      -------------------------               ----------------------------------
Address for Notices:                     Address for Notices:
3978 Sorrento Valley Blvd.               275 South Hillview Drive
San Diego, California 95121              Milpitas, CA 95035
Attn: Chief Financial Officer            Attn: Chief Financial Officer

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